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                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three month periods ended March 31, 1999 and 1998.



                                               Basic         Diluted
                                             Earnings       Earnings
                                             Per Share      Per Share
                                           -----------    ------------
                           (amounts in thousands, except per share data)
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For the three months ended March 31, 1999:
 Net income                                   $ 3,405           3,405
                                              =======          ======

  Weighted average number of common
   shares outstanding                          11,028          11,028
  Common share equivalents resulting
   from dilutive stock options                      -             131
                                              -------          ------
  Adjusted weighted average number
   of common and common equivalent
   shares outstanding                          11,028          11,159
                                              =======          ======

  Net income per common share                 $  0.31            0.31
                                              =======          ======



For the three months ended March 31, 1998:
 Net income                                   $ 3,530           3,530
                                              =======          ======

 Weighted average number of common
  shares outstanding                           10,880          10,880
 Common share equivalents resulting
  from dilutive stock options                       -             257
                                              -------          ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                           10,880          11,137
                                              =======          ======

 Net income per common share                  $  0.32            0.32
                                              =======          ======

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